                                                                    EXHIBIT 99.5

                      FIRST AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------

     This First Amendment to Credit Agreement is made as of the 31st day of July, 1998 by and among

     Cable Design Technologies Corporation, a Delaware corporation, with its executive offices at Foster Plaza 7, 661 Anderson Drive, Pittsburgh, Pennsylvania (the "Parent"),

     Cable Design Technologies Inc., a Washington corporation, with its executive offices at Foster Plaza 7, 661 Anderson Drive, Pittsburgh, Pennsylvania (the "US Borrower"),

     Nordx/CDT, Inc., a corporation organized under the federal laws of Canada, with its executive offices at Foster Plaza 7, 661 Anderson Drive, Pittsburgh, Pennsylvania (the "CAN Borrower"),

     The lenders and other financial institutions which are now or may hereafter become a party to the Credit Agreement (the "Lenders"), and

     BankBoston, N.A. (f/k/a The First National Bank of Boston),   Paribas
     (f/k/a Banque Paribas, Chicago Branch), Paribas Bank of Canada, Bank of America NT & SA (f/k/a Bank of America Illinois), and Bank of America Canada, as agents for the Lenders (in such capacity, the "Agents")

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                   WITNESSETH
                                   ----------

     WHEREAS, the Parent, the US Borrower, the CAN Borrower, the Lenders and the Agents have entered into a Credit Agreement dated as of April 10, 1997 (the "Credit Agreement"); and

     WHEREAS, the Parent, the US Borrower, the CAN Borrower, the Lenders and the Agents desire to amend certain of the terms and conditions of the Credit Agreement.

     NOW THEREFORE, it is hereby agreed as follows:

     1.   Definitions: All capitalized terms used herein and not otherwise
          -----------
defined shall have the same meaning herein as in the Credit Agreement.

     2.   Amendment to Section 1.  The provisions of Section 1.1 of the Credit
          ----------------------
Agreement are hereby amended

     a. by deleting the definition of "Acquired Person" and substituting the following in its stead:

          "Acquired Person" shall mean any Person (i) in which the Parent, the
           ---------------
          US Borrower or the CAN Borrower is making an Investment, or (ii) any portion of whose stock, securities, or ownership interests are being acquired by the Parent, the US Borrower or the CAN Borrower in a Permitted Acquisition, or (iii) all or substantially all of whose assets are being acquired by the Parent, the US Borrower or the CAN Borrower in a Permitted Acquisition, or, if the Permitted Acquisition involves the acquisition of a division or operating unit of a Person,

                                                                    EXHIBIT 99.5

          such division or unit, or (iv) with whom the Parent, the US Borrower or the CAN Borrower merges or consolidates in a Permitted Acquisition.

     b. by deleting the definition of "Cash Interest Expense" and substituting the following in its stead:

          "Cash Interest Expense" of a Person, for each of the most recent four
           ---------------------
          consecutive fiscal quarter period, shall mean the aggregate amount of cash required to be applied to Interest Expense by such Person during such period less the amount of interest income actually received in
                      ----
          cash by such Person during such period (other than interest income relating to intercompany Indebtedness which would be eliminated in a consolidated income statement of the Parent and its Subsidiaries), determined in accordance with GAAP.

     c. by amending the definition of "Fixed Charge Ratio" by adding the following clause immediately after the text of clause (c) and prior to the word "to":

          , minus (D) the amount of interest income actually received in cash by such Person during such period

     d. by deleting the definition of "Leverage Ratio" and substituting the following in its stead:

          "Leverage Ratio" for any Person, shall mean, at any time, the ratio
           --------------
          obtained by dividing (a) Adjusted Indebtedness (excluding intercompany Indebtedness which would be eliminated in accordance with GAAP on a consolidated balance sheet of the Parent and its Subsidiaries) less
                                                                         ----
          cash and other cash equivalents on hand by (b) Pro Forma EBITDA on a consolidated basis.

     e. by deleting the definition of "Net Worth" and substituting the following in its stead:

          "Net Worth" shall mean, for any Person, at any time, the total of all
           ---------
          assets of such Person and its Subsidiaries on a consolidated basis minus (without duplication of deductions) the total of all liabilities
          -----
          of such Person and its Subsidiaries, on a consolidated basis,  and plus or minus,  the net foreign currency translation adjustments
          -------------
          recorded in the retained earnings of such Person and its Subsidiaries on a consolidated basis, all of the foregoing as appearing on such Person's consolidated balance sheet prepared in accordance with GAAP.

     f. by deleting the definition of "Permitted Indebtedness" in its entirety.

     g. by deleting the definition of "US Revolving Credit Facility Commitment" in its entirety and substituting the following in its stead:

          "US Revolving Credit Facility Commitment" shall mean US$121,256,266.08
           ---------------------------------------
          (subject to reduction as provided in Section 2.6(b) hereof).

     3.   Amendments to Section 7.  The provisions of Section 7 of the Credit
          -----------------------
Agreement are hereby amended as follows:

                                                                    EXHIBIT 99.5

     a. The provisions of Section 7.1(f) and Section 7.1(g) of the Credit Agreement are deleted in their entirety and the following substituted in their stead:

          (f) Liens securing Indebtedness and other obligations which, when aggregated with the Liens described in Section 7.1(d) and 7.1(e) do not exceed $25,000,000 at any one time outstanding.

     b. The provisions of Section 7.2 of the Credit Agreement are deleted in their entirety and the following substituted in their stead:

          (S)7.2 Indebtedness.  Create, incur, assume or suffer to exist,
                 ------------
          contingently or otherwise, any Indebtedness, if, as the result of the incurrence or existence thereof, or after taking into consideration the payments required to be made thereon on a pro forma basis, a Default or Event of Default would arise hereunder (including, without limitation, by virtue of a breach of the provisions of Section 6.15 hereof), provided that Indebtedness of the Parent, the US Borrower,
                   -------- ----
          the CAN Borrower, the Domestic Subsidiaries and Subsidiaries of the CAN Borrower, which is secured by Liens on any of their assets, may in no event exceed $25,000,000.00 in the aggregate.

     c. The provisions of Section 7.3 of the Credit Agreement are deleted in their entirety and the following substituted in their stead:

          (S)7.3  Investments.  Lend or advance money or credit to any Person,
                  -----------
          or invest in (by capital contribution, creation of Subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties of any Person, or enter into any exchange of securities with any Person (each of the foregoing, an "INVESTMENT"), or agree to do any of the foregoing, or permit or suffer to permit any of its Subsidiaries to do so if, as the result of the making of such Investment, or after taking into consideration financial effects of such Investment on a pro forma basis, a Default or Event of Default would arise hereunder (including, without limitation, by virtue of a breach of the provisions of Section
          6.15 hereof), provided that (a)  loans made by the Borrower between
                        -------------
          June 1, 1998 and May 31, 1999 to its executive officers on terms and in amounts approved by the Parent's Board of Directors for the purpose of assisting such officers in the exercise of stock options owned by them, may in no event exceed the sum of $15,000,000.00 in the aggregate; and (b) the amount of consideration paid for Permitted Acquisitions in any fiscal year may not exceed the amounts set forth in Section 7.13 hereof.

     d. The provisions of Section 7.4 of the Credit Agreement are hereby amended by changing the period at the end of clause (k) to a semi-colon and adding the following new clause immediately after clause (k) thereof:

          and, (l) the sale of any product line and related assets of the Dynatrax division of the CAN Borrower having a book value not in excess of CD$7,500,000.00.

     e. The provisions of Section 7.13 of the Credit Agreement are hereby amended as follows:

                                                                    EXHIBIT 99.5

                         .    By deleting clause (a)(iv) thereof.

                         . By deleting Section 7.13(a)(ii) in its entirety and substituting the following in its stead:

          (ii) Immediately after giving effect to the Acquisition, the aggregate undrawn portions of the US Borrowing Limit and the CAN Borrowing Limit shall be at least US$10,000,000; and

               . By deleting Section 7.13(a)(v) in its entirety and substituting the following in its stead:

          (v) The aggregate consideration furnished in connection with Permitted Acquisitions, howsoever classified, (whether as Indebtedness, Investment or otherwise, but exclusive of the value of any common equity of the Parent issued or delivered in connection therewith) for all Acquisitions in any fiscal year shall not exceed US$75,000,000.00 in the aggregate.

     4.   Amendment to Schedules and Exhibits.  (a) Schedule 1-a is hereby
          ------------------------------------
deleted in its entirety and a new Schedule 1-a in the form annexed hereto substituted in its stead.

          (b) Schedules 7.2(c) and 7.3(d) to the Credit Agreement are hereby deleted in their entirety.

     5.   Conditions to Effectiveness.  This First Amendment to Credit Agreement
          ---------------------------
shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agents:

     a. This First Amendment to Credit Agreement shall have been duly executed and delivered by the Parent, the Borrowers, the Agents, and the Lenders, and shall be in full force and effect. The Agents shall have received a fully executed copy hereof and of each other document required hereunder.

     b. All action on the part of the Credit Parties necessary for the valid execution, delivery and performance by the Credit Parties of this First Amendment shall have been duly and effectively taken. The Agents shall have received from each of the Credit Parties, true copies of their respective certificates of the resolutions adopted by their respective boards of directors authorizing the transactions described herein, each certified by their respective secretaries of the Credit Parties as of a recent date to be true and complete.

     c. The US Borrower shall have executed new US Revolving Notes in favor of the US Lenders to reflect the amended US Revolving Credit Facility Commitment.

     d. The Agents shall have received, for the pro rata accounts of the Lenders, an amendment fee in an amount equal to 0.05% (i) of the US Revolving Commitments for the US Lenders (as amended hereby) and (ii) of the CAN Revolving Commitments for the CAN Lenders.

     e. The Agents shall have received for their own account a structuring fee in the

                                                                    EXHIBIT 99.5

          amounts set forth in the Structuring Fee Letter of even date.

     f. The Credit Parties shall have paid to the Agents all other fees and expenses then due and owing pursuant to the Credit Agreement, as modified hereby, including, without limitation, reasonable attorneys' fees incurred by the Agents.

     g.   No Default or Event of Default shall have occurred and be continuing.

     h. The Credit Parties shall have provided such additional instruments and documents to the Agents as the Agents and their counsel may have reasonably requested.

     6.   Miscellaneous.
          -------------

     a. Except as provided herein, all terms and conditions of the Credit Agreement remain in full force and effect. The Credit Parties hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained (except to the extent that such representations and warranties expressly relate to an earlier date). The Credit Parties further acknowledge and agree that none of them have any offsets, defenses, or counterclaims against the Agents or the Lenders under the Credit Agreement or the other loan documents and, to the extent that the Credit Parties have, or ever had, any such offsets, defenses, or counterclaims, the Credit Parties each hereby waive and release the same.

     b. The Credit Parties shall pay all costs and expenses incurred by the Agents in connection with this Amendment, including, without limitation, all reasonable attorneys' fees.

     c. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.

     d. This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.


     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.

                                         "Parent"
                                    CABLE DESIGN TECHNOLOGIES
                                    CORPORATION


                                    By:___________________________
                                       Name:
                                       Title:

                                         "US Borrower"
                                  CABLE DESIGN TECHNOLOGIES, INC.

                                                                    EXHIBIT 99.5

                                    By:___________________________
                                       Name:
                                       Title:

                                         "CAN Borrower"
                                    NORDX/CDT, INC.


                                    By:___________________________
                                       Name:
                                       Title:

                                         "Lenders"
                                    BANKBOSTON, N.A.
                                         (US Lender)


                                    By:___________________________
                                       Name:
                                       Title:

                                    PARIBAS
                                         (US Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    By:___________________________
                                       Name:
                                       Title:

                                    PARIBAS BANK OF CANADA
                                         (CAN Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    By:___________________________
                                       Name:
                                       Title:

                                                                    EXHIBIT 99.5

                                    BANK OF AMERICA NT & SA
                                         (US Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    BANK OF AMERICA CANADA
                                         (CAN Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    MELLON BANK, N.A.
                                         (US Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    MELLON BANK CANADA
                                         (CAN Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    THE BANK OF NOVA SCOTIA
                                         (US Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    THE BANK OF NOVA SCOTIA
                                         (CAN Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    NATIONAL BANK OF CANADA
                                         (CAN Lender)

                                    By:_______________________
                                    Name:
                                    Title:

                                    HARRIS TRUST AND SAVINGS BANK

                                                                    EXHIBIT 99.5

                                         (US Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    BANK OF MONTREAL
                                         (CAN Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    FLEET NATIONAL BANK
                                         (US Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    ABN-AMRO BANK
                                         (US Lender)

                                    By:___________________________
                                       Name:
                                       Title:

                                    By:___________________________
                                       Name:
                                       Title:

                                         "Agents"
                                    BANKBOSTON, N.A.


                                    By:___________________________
                                       Name:
                                       Title:

                                    PARIBAS


                                    By:___________________________
                                       Name:
                                       Title:

                                    By:___________________________
                                       Name:
                                       Title:

                                                                    EXHIBIT 99.5

                                    PARIBAS BANK OF CANADA


                                    By:___________________________
                                       Name:
                                       Title:

                                    By:___________________________
                                       Name:
                                       Title:

                                    BANK OF AMERICA NT & SA


                                    By:___________________________
                                       Name:
                                       Title:

                                    BANK OF AMERICA CANADA


                                    By:___________________________
                                       Name:
                                       Title: